     As filed with the Securities and Exchange Commission on June 13, 2001
                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            MICRON ELECTRONICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              MINNESOTA                                   41-1404301
    (State or Other Jurisdiction                       (I.R.S. Employer
  of Incorporation or Organization)                   Identification No.)

                              1450 EAGLE FLIGHT WAY
                               BOISE, IDAHO 83709
          (Address of Principal Executive Offices, including Zip Code)

     OPTIONS TO PURCHASE COMMON STOCK INITIALLY ISSUED UNDER HOSTPRO, INC.
       2000 EQUITY INCENTIVE PLANS I AND II AND ASSUMED BY THE REGISTRANT
                     UNDER AN AGREEMENT AND PLAN OF MERGER
                              DATED MARCH 22, 2001
               MICRON ELECTRONICS, INC. 2001 EQUITY INCENTIVE PLAN
                           (Full Titles of the Plans)

                                 JOEL J. KOCHER
                             CHIEF EXECUTIVE OFFICER
                            MICRON ELECTRONICS, INC.
                              1450 EAGLE FLIGHT WAY
                               BOISE, IDAHO 83709
                                 (208) 898-3434
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                            R. Gregory Roussel, Esq.
                              Brian J. Hicks, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                   PROPOSED
                                               AMOUNT              MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
   TITLE OF SECURITIES TO BE                    TO BE           OFFERING PRICE       AGGREGATE         REGISTRATION
           REGISTERED                        REGISTERED           PER SHARE        OFFERING PRICE         FEE (1)
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value               4,027,418(2)          $2.639(3)          $10,628,356          $2,658
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value               2,830,582(4)          $1.730(5)          $ 4,896,907          $1,225
-------------------------------------------------------------------------------------------------------------------
(1)   Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

(2)   Represents options to purchase shares subject to purchase under HostPro, Inc. 2000 Equity Incentive Plans I and II and assumed on March 22, 2001 in connection with the merger of HostPro, Inc. into a wholly owned subsidiary of Registrant.

(3)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average exercise price per share.

(4)   Represents additional shares reserved for issuance upon exercise of stock options to be granted under
      Registrant's 2001 Equity Incentive Plan.

(5)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant's common stock on June 11, 2001, as reported on the Nasdaq
      National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The Registrant's 2001 Equity Incentive Plan was adopted March 22, 2001 by the Registrant's board of directors in connection with the merger of HostPro, Inc., a wholly owned first tier subsidiary of the Registrant, into Houdini Acquisition Corporation, another wholly owned first tier subsidiary of the Registrant. In this merger, the HostPro, Inc. 2000 Equity Incentive Plans I and II were assumed and adopted by the Registrant. Options to purchase HostPro, Inc. common stock according to the exchange ratio of 0.5715 were assumed by the Registrant and converted according to the exchange ratio of 0.5715 into options to purchase 4,027,418 shares of the Registrant's common stock. The HostPro, Inc. 2000 Equity Incentive Plans I and II were consolidated and renamed the Micron Electronics, Inc. 2001 Equity Incentive Plan upon the effectiveness of the merger. Currently, 2,830,582 shares of the Registrant's common stock remain reserved and subject to issuance under the Micron Electronics, Inc., 2001 Equity Incentive Plan.

      The documents containing the information required by Part I of Form S-8 will be sent or given to participant by Micron Electronics, Inc. as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In reliance on Rule 428, such documents (i) are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424, and (ii) along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof, constitute a prospectus (the "Prospectus") that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      Except to the extent modified or superseded by information contained herein, the following documents we have filed with the Commission are incorporated into this prospectus by reference:

      (1)   The Registrant's Annual Report on Form 10-K, filed pursuant to
            Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the fiscal year ended August 31, 2000.

      (2)   The Registrant's Quarterly Reports on Form 10-Q, filed pursuant to
            Section 13 or 15(d) of the Exchange Act for the quarterly periods ended November 30, 2000 and March 1, 2001.

      (3) The Registrant's current reports on Form 8-K filed April 10, 2001, April 10, 2001, April 20, 2001, and June 13, 2001.

      (4) The Registrant's definitive proxy statement for the 2000 meeting of the Registrant's shareholders filed with the Commission on October 26, 2000.

      (5) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (SEC File No. 0-17932) filed with the Commission on August 16, 1989 pursuant to
            Section 12(g) of the 1934 Act, as amended.

      All documents filed by the Registrant pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in the Prospectus, this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus and this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 302A.521 of the Minnesota Business Corporation Act authorizes a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article IX of the Company's Bylaws provides for indemnification of its directors, officers, employees and other agents to the extent permitted by the Minnesota Business Corporation Act. The Registrant has entered into written indemnification agreements with certain of its officers and directors which provide the Registrant's officers and directors with indemnification to the extent permitted by the Minnesota Business Corporation Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.


Exhibit No.                         Description
-----------                         -----------
    4.01    Articles of Incorporation, as amended (incorporated by reference to
            Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the
            quarterly period ended April 1, 1995).

    4.02 Bylaws, as amended (incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K for the fiscal year ended August 28,
            1997).

    4.03 Micron Electronics, Inc. 2001 Equity Incentive Plan and related Form of Notice of Grant.

    4.04 HostPro, Inc. 2000 Equity Incentive Plan I (incorporated by reference to Exhibit 10.70 to Registrant's Annual Report on Form
            10-K for the quarterly period ended August 31, 2000).

    4.05 HostPro, Inc. 2000 Equity Incentive Plan II (incorporated by reference to Exhibit 10.71 to Registrant's Annual Report on Form
            10-K for the quarterly period ended August 31, 2000).

    4.06    Micron Electronics, Inc. Consolidated Financial Statements
            (incorporated by reference to Registrant's Registration Statement on Form S-4 filed with the Commission on May 22, 2001).

    5.01    Opinion of Fenwick & West LLP.

   23.01    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.02    Consent of Fenwick & West LLP (contained in Exhibit 5.01).

   24.01    Power of Attorney (included on signature page).

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on June 11, 2001.

                                          MICRON ELECTRONICS, INC.

                                          By:  /s/ James R. Stewart
                                             ----------------------------------
                                               Senior Vice President,
                                               Finance, and Chief Financial
                                               Officer


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel J. Kocher, James R. Stewart and Steven Arnold, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                        Title                     Date
             ---------                        -----                     ----
PRINCIPAL EXECUTIVE OFFICER:

/s/ Joel J. Kocher                 Chairman of the Board of         June 11, 2001
------------------              Directors, President and Chief
    Joel J. Kocher                    Executive Officer

PRINCIPAL FINANCIAL OFFICER:

/s/ James R. Stewart            Senior Vice President, Finance,     June 11, 2001
--------------------              and Chief Financial Officer
    James R. Stewart                and Chief Financial Officer

OTHER DIRECTORS:

/s/ Steven R. Appleton                       Director               June 11, 2001
----------------------
    Steven R. Appleton

/s/ John B. Balousek                         Director               June 11, 2001
--------------------
    John B. Balousek

/s/ Robert Lee                               Director               June 11, 2001
--------------
    Robert Lee

/s/ Robert A. Lothrop                        Director               June 11, 2001
---------------------
    Robert A. Lothrop


                                 EXHIBITS INDEX


Exhibit No.                         Description
-----------                         -----------
    4.01    Articles of Incorporation, as amended (incorporated by reference to
            Exhibit 3.1 to Registrant's Quarterly Report on Form 10-Q for the
            quarterly period ended April 1, 1995).

    4.02 Bylaws, as amended (incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-K for the fiscal year ended August 28,
            1997).

    4.03 Micron Electronics, Inc. 2001 Equity Incentive Plan and related Form of Notice of Grant.

    4.04 HostPro, Inc. 2000 Equity Incentive Plan I (incorporated by reference to Exhibit 10.70 to Registrant's Annual Report on Form
            10-K for the quarterly period ended August 31, 2000).

    4.05 HostPro, Inc. 2000 Equity Incentive Plan II (incorporated by reference to Exhibit 10.71 to Registrant's Annual Report on Form
            10-K for the quarterly period ended August 31, 2000).

    4.06    Micron Electronics, Inc. Consolidated Financial Statements
            (incorporated by reference to Registrant's Registration Statement on Form S-4 filed with the Commission on May 22, 2001).

    5.01    Opinion of Fenwick & West LLP.

   23.01    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.02    Consent of Fenwick & West LLP (contained in Exhibit 5.01).

   24.01    Power of Attorney (included on signature page).